EXHIBIT 3.1
AMENDED AND RESTATED BYLAWS
OF
BERKSHIRE HATHAWAY ENERGY COMPANY,
an Iowa corporation (the “Corporation”)

ARTICLE I
OFFICES
Section 1.Principal Office. The principal office of the corporation shall be in the City of Des Moines, Polk County, Iowa, or at such other place either within or without the State of Iowa as the Board of Directors may from time to time determine. The Corporation may also have an office or offices at such other place or places either within or without the State of Iowa as the Board of Directors may from time to time determine or the business of the Corporation may require.
Section 2.Registered Office. The registered office of the Corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, the same as the principal office of the Corporation in the State of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II
SHAREHOLDERS’ MEETINGS
Section 1.Place. All meetings of the shareholders may be held at such place as the Board of Directors shall determine. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as described in accordance with Section 4 of Article II of these bylaws and Section 490.709 of the Iowa Business Corporation Act.
Section 2.Annual Meetings. Any annual meeting of shareholders may be held at such date and time determined by the Board of Directors, when they shall elect the Board of Directors and transact such other business as may properly be brought before the meeting, provided that in lieu of an annual meeting, shareholders may act by written consent to elect directors and take other corporate actions.
Section 3.Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the President, or by the Chairman of the Board of Directors (if there be one), or by the Board of Directors, or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

108824996.5

Section 4.Meetings by Remote Communications. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders of any class or series of shares not physically present at a meeting of shareholders may, by means of remote communication:
(a)participate in a meeting of shareholders; and
(b)be deemed present in person and vote at such meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that:
(i)the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; and
(ii)the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting, substantially concurrently with such proceedings.
Section 5.Notice. Notice, in accordance with the Iowa Business Corporation Act, stating the place, day and hour, and the means of remote communications, if any, of the annual meeting and of any special meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given so that it is effective not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
Section 6.Right to Vote. Only shareholders owning shares of stock of a class entitled to vote as required by the Iowa Business Corporation Act or as provided in the Articles of Incorporation of record on the books of the Corporation at the close of business on the day fixed by the Board of Directors as the record date for the determination of the shareholders entitled to vote at such meeting, shall be entitled to notice of and shall have the right to vote (either in person or by proxy) at such meeting.

Section 7.Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. Except as otherwise provided by the Iowa Business Corporation Act or the Articles of Incorporation, if no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 7, such determination shall apply to any adjournment thereof, except that the Board of Directors must fix a new record date if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
Section 8.Shareholders’ List. The officer having charge of the stock transfer books for shares of stock of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the registered address of and the number of shares held by each, which list shall be kept on file at the office of the Corporation and shall be subject to inspection, in accordance with Section 490.720 of the Iowa Business Corporation Act, by any shareholder at any time during usual business hours beginning two business days after notice of such meeting is given for which such list was prepared. Such list shall also include the electronic mail or other electronic transmission address of a shareholder if notice or other communication regarding the meeting has been or will be sent by the Corporation to such shareholder by electronic mail or other electronic transmission. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirement of this Section 8 shall not affect the validity of any action taken at any such meeting.
Section 9.Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by the duly authorized agent or attorney-in-fact of such shareholder. Such proxy and any revocation thereof shall be filed with the Secretary of the Corporation. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 10.Quorum. The holders of a majority of the votes of the shares entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by the Iowa Business Corporation Act, the Articles of Incorporation or these bylaws. The holders of a majority of the votes of the shares present in person or by proxy at any meeting and entitled to vote thereat shall have power successively to adjourn the meeting to a specified date whether or not a quorum be present. The time and place to which any such adjournment is taken shall be publicly announced at the meeting, and no further notice thereof shall be necessary unless a new record date is or must be fixed for the adjourned meeting in accordance with Section 7 of Article II of these bylaws. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.
Section 11.Voting. Each holder of the Corporation’s common stock, no par value, shall be entitled to one vote for each share held by such holder. If a quorum is present, the affirmative vote of the majority of the votes of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Iowa Business Corporation Act or the Articles of Incorporation. Unless determined by the Chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot.
Section 12.Officers of the Meeting-Powers. The Chairman of the Board of Directors (if there be one), or in the absence of the Chairman of the Board, the President of the Corporation shall call meetings of the shareholders to order and shall act as chairman thereof. The Board of Directors may appoint any shareholder to act as chairman of any meeting in the absence of the Chairman of the Board of Directors and the President, and in the case of the failure of the Board of Directors to appoint a chairman, the shareholders present at the meeting shall elect a chairman who shall be either a shareholder or a proxy of a shareholder.
The Secretary of the Corporation shall act as secretary at all meetings of shareholders. In the absence of the Secretary at any meeting of shareholders, the chairman may appoint any person to act as secretary of the meeting.

Section 13.Conduct of Meeting. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 14.Adjournment. At any meeting of shareholders of the Corporation, whether or not a quorum is present, a majority in voting power of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time. If a meeting is so adjourned to a different date, time, or place, then so long as such new date, time or place is announced at the meeting before adjournment, notice need not be given of the new date, time or place unless a new record date for the adjourned meeting is or must be fixed for the adjourned meeting in accordance with Section 7 of Article II of these bylaws. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed.

Section 15.Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than ninety percent (90%) of the votes entitled to vote at the meeting at which all shares entitled to vote on the action were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Iowa, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If written consents signed by sufficient shareholders to take an action have been delivered in accordance with this Section 15, then unless the Board of Directors has provided for a reasonable delay to permit tabulation of such written consents, within ten (10) days the Corporation shall give notice to any shareholder who has not consented in writing.
ARTICLE III
BOARD OF DIRECTORS
Section 1.Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.
Section 2.Number and Qualification of Directors. Except as may be otherwise provided by the Articles of Incorporation, the number of members of the Board of Directors shall initially consist of one or more members, and afterwards, such number of members within that range as may be determined from time to time by resolution of the Board of Directors, who shall be elected at the annual meeting of shareholders or otherwise pursuant to these Bylaws. A director may, but need not be, a shareholder or a resident of the State of Iowa. Except as may be otherwise provided by the Articles of Incorporation, each director shall be elected to serve until the next annual meeting of shareholders, if any, or until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.
Section 3.Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors, or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Board of Directors, the Chairman of the Board of Directors, or Secretary, as the case may be. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.Removal. Any director or the entire Board of Directors may be removed either with or without cause at any time by the affirmative vote of the holders of a majority in voting power of the outstanding shares then entitled to vote for the election of directors at any annual or special meeting of the shareholders called for that purpose or by written consent as permitted by law.

Section 5.Vacancies. If a vacancy in the Board of Directors shall occur by reason of death, resignation, retirement, disqualification, removal from office, an increase in the number of members, or otherwise, a majority of the remaining directors, though less than a quorum, may appoint a director to fill such vacancy, who shall hold office for the unexpired term of the directorship in respect of which such vacancy occurred or for the full term of any new directorship caused by any increase in the number of members.
Section 6.Regular Meetings. If the Board wishes to hold any regular meetings, any regular meeting of the Board of Directors may be held, without notice other than this bylaw, immediately after, and at the same place as, any annual meeting of shareholders. The Board of Directors may provide, by resolution or by written consent, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.
Section 7.Special Meetings. Special meetings of the Board of Directors may be called by the President or by the Secretary on the written or electronic transmission of such request of any director and may be held at such place as may be determined by the directors or as may be stated in the notice of the meeting.
Section 8.Manner of Giving Notice of Meetings. Except as provided by law, notice of regular meetings need not be given. Notice of the time and place of any special meeting shall be given to each director by the Secretary or another officer of the Corporation. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business and deposited in a United States post office at least one day before the day on which such meeting is to be held, or by electronic transmission, telegraph, telecopy, cable or wireless addressed to such director or delivered personally or by telephone at least twenty-four (24) hours before the time at which such meeting is to be held. The notice of any meeting need not specify the purpose thereof.
Section 9.Waiver of Notice. Whenever any notice is required to be given to directors under the provisions of the Iowa Business Corporation Act or of the Articles of Incorporation or these bylaws, a waiver thereof in writing signed by the director entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting unless (i) such director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and (ii) such director does not, after objecting, vote for or assent to action taken at the meeting.
Section 10.Quorum, Voting and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

Section 11.Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the number of directors fixed in accordance with Article III, Section 2 of these bylaws, designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution and permitted by the Iowa Business Corporation Act, shall have and may exercise all the authority of the Board of Directors.
Section 12.Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors. In addition, as determined by the Board of Directors, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. Any director may serve the Corporation in any other capacity and receive compensation therefor.
Section 13.Indemnification of Directors, Officers and Employees.
(a)Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative or arbitration and whether formal or informal (“proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or partner, trustee employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Iowa Business Corporation Act, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Iowa Business Corporation Act permitted the corporation to provide prior to such amendment), against all reasonable expenses, liability and loss (including, without limitation, attorneys’ fees, all costs, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such person while a director, officer or employee including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon due authorization by a majority of disinterested directors or shareholders of the corporation and upon delivery to the corporation of (i) a written undertaking, by or on behalf of such director, officer or employee to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under this Section or otherwise, or (ii) a written affirmation by or on behalf of such director, officer or employee that, in such person’s good faith belief, such person has met the standards of conduct set forth in the Iowa Business Corporation Act.
(b)Right to Advancement of Expenses.

(i)In addition to the right to indemnification conferred in Section 13(a) of this Article III, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 13(a) of Article III or otherwise.
(ii)To receive an advancement of expenses under this Section 13(b) of Article III, an indemnitee shall submit a written request to the Secretary of the Corporation. Such request shall reasonably evidence the expenses incurred by the indemnitee and shall include or be accompanied by the undertaking required by Section 13(b)(i) of Article III. Each such advancement of expenses shall be made within twenty (20) days after the receipt by the Secretary of the Corporation of a written request for advancement of expenses and approval by either the Board of Directors or shareholders in accordance with Section 490.853 of the Iowa Business Corporation Act.
(iii)Notwithstanding the foregoing Section 13(b)(i) of this Article III, the Corporation shall not make or continue to make advancements of expenses to an indemnitee if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith or in a manner that the indemnitee did not reasonably believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board of Directors by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee.
(c)Indemnification for Successful Defense. To the extent that a current or former director has been successful on the merits or otherwise in defense of any proceeding (or in defense of any claim, issue or matter therein), such current or former director shall be indemnified under this Section 13(c) of Article III against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 13(c) of Article III shall not be subject to satisfaction of a standard of conduct, and the Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 13(d) of this Article III (notwithstanding anything to the contrary therein).

(d)Right of Claimant to Bring Suit. If a claim under paragraph (a) is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Iowa Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. The failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Iowa Business Corporation Act, shall not be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.
(e)Benefit. Indemnification provided hereunder shall, in the case of the death of the person entitled to indemnification, inure to the benefit of such person’s heirs, executors or other lawful representatives. The invalidity or unenforceability of any provision of this Section 13 of Article III shall not affect the validity or enforceability of any other provision of this Section 13 of Article III.
(f)Certain Actions; Presumption of Standard of Conduct. Any action taken or omitted to be taken by any director, officer or employee in good faith and in compliance with or pursuant to any order, determination, approval or permission made or given by a commission, board, official or other agency of the United States or of any state or other governmental authority with respect to the property or affairs of the corporation or any such business corporation, not-for- profit corporation, joint venture, trade association or other entity over which such commission, board, official or agency has jurisdiction or authority or purports to have jurisdiction or authority shall be presumed to be in compliance with the standard of conduct set forth in Section 490.851 (or any successor provision) of the Iowa Business Corporation Act whether or not it may thereafter be determined that such order, determination, approval or permission was unauthorized, erroneous, unlawful or otherwise improper.
(g)Litigation; Presumption of Standard of Conduct. Unless finally determined, the termination of any litigation, whether by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the action taken or omitted to be taken by the person seeking indemnification did not comply with the standard of conduct set forth in Section 490.851 (or successor provision) of the Iowa Business Corporation Act.
(h)Non-Exclusivity of Rights. The rights conferred on any person by this Section 13 of Article III shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, as amended, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

(i)Insurance. The corporation may maintain insurance, at its expense, to protect itself and any such director, officer or employee of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Iowa Business Corporation Act.
(j)Subrogation. In the event of payment under this Section 13 of Article III, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
(k)Severability. If any provision or provisions of this Section 13 of Article III shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of Section 13 of Article III (including, without limitation, all portions of any paragraph of this Section 13 of Article III containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Section 13 of Article III (including, without limitation, all portions of any paragraph of this Section 13 of Article III containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Section 13 of Article III.
Section 14.Action by Directors Without a Meeting. Any action required to be taken at a meeting of the Board of Directors or a committee of directors and any other action which may be taken at a meeting of the Board of Directors or a committee of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee of directors, as the case may be, entitled to vote with respect to the subject matter thereof.
Section 15.Remote Meeting. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can simultaneously hear each other during the meeting. Participation in a meeting by this means shall be deemed the presence in person at such meeting.

ARTICLE IV
OFFICERS
Section 1.Number and Term. At the first regular meeting of the Board of Directors following each annual meeting of the shareholders, if any, the Board of Directors shall elect a President, a Secretary and a Treasurer; and the Board of Directors may at any meeting elect or appoint a Chairman of the Board of Directors, vice presidents and other officers or assistants to officers. The Chairman of the Board of Directors (if there be one) shall be selected from among the members of the Board of Directors. Other officers may be, but are not required to be, directors. An officer may be, but need not be, a shareholder of the Corporation.
Subject to the power of the Board of Directors to remove any officer from office at any time when in its judgment the best interests of the Corporation will be served thereby, each officer shall serve until the successor of such officer is elected or appointed, unless his tenure of office is otherwise fixed by the Board of Directors by resolution, contract or agreement for a different period of time.
Section 2.Chairman of the Board of Directors. The Chairman of the Board of Directors (if there be one) shall preside at all meetings of the shareholders and of the directors, at which the Chairman is present. The Chairman shall perform all duties incident to the office of Chairman of the Board of Directors and such other duties as, from time to time, may be assigned to the Chairman by the Board of Directors, and, if so designated by an appropriate resolution of the Board of Directors or an agreement between the Chairman and the Corporation, shall be the chief executive officer of the Corporation, subject, however, to the right of the Board of Directors to delegate any specific power to any other officer or officers of the Corporation; and the Chairman shall see that all orders and resolutions of the Board of Directors are carried into effect.
Section 3.President. The President of the Corporation shall have general and active management of and exercise general supervision of the business and affairs of the Corporation and, if so designated by an appropriate resolution of the Board of Directors, or an agreement between the President and the Corporation, shall be the chief operating officer of the Corporation, subject, however, to the right of the Board of Directors to delegate any specific power to any other officer or officers of the Corporation; and the President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have concurrent power with the Chairman of the Board of Directors to sign bonds, mortgages, certificates for shares, and other contracts and documents, except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these bylaws to some other officer of the Corporation. In the absence of the Chairman of the Board of Directors or in the event of the disability or refusal of the Chairman to act, the President shall have such other powers as are vested in the Chairman of the Board of Directors. In general, the President shall perform the duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.Vice Presidents. The vice presidents shall perform such of the duties and exercise such of the powers of the President as shall be assigned to them from time to time by the Board of Directors or the President, and shall perform such other duties as the Board of Directors or the President shall from time to time prescribe. Any vice president may sign certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, which authorizations may be either specific or general.
Section 5.Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall keep the minutes of such meetings. The Secretary shall perform like duties for the standing committees of the Board of Directors when required. Except as otherwise provided by these bylaws or by the Iowa Business Corporation Act, the Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President.
The Secretary shall have custody of the minute books, containing the minutes of shareholders’ and directors’ meetings, of the stock books of the Corporation, and of all corporate records. The Secretary shall have the duty to see that the books, reports, statements, certificates and all other documents and reports of the Corporation required by law are properly prepared, kept and filed. The Secretary shall, in general, perform all duties incident to the office of Secretary.
Section 6.Assistant Secretaries. The assistant secretaries shall perform such of the duties and exercise such of the powers of the Secretary as shall be assigned to them from time to time by the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President or the Secretary, and shall perform such other duties as the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President shall from time to time prescribe.

Section 7.Treasurer. The Treasurer shall have the custody of all moneys, stocks, bonds and other securities of the Corporation, and of all other papers on which moneys are to be received and of all papers which relate to the receipt or delivery of the stocks, bonds, notes and other securities of the Corporation in the possession of the Treasurer. The Treasurer is authorized to receive and receipt for stocks, bonds, notes and other securities belonging to the Corporation or which are received for its account, and to place and keep the same in safety deposit vaults rented for the purpose, or in safes or vaults belonging to the Corporation. The Treasurer is authorized to collect and receive all moneys due the Corporation and to receipt therefor, and to endorse all checks, drafts, vouchers or other instruments for the payment of money payable to the Corporation when necessary or proper and to deposit the same to the credit of the Corporation in such depositaries as the Treasurer may designate for the purpose, and the Treasurer may endorse all commercial documents for or on behalf of the Corporation. The Treasurer is authorized to pay interest on obligations when due and dividends on stock when duly declared and payable. The Treasurer shall, when necessary or proper, disburse the funds of the Corporation, taking proper vouchers for such disbursements. The Treasurer shall cause to be kept in the office of the Treasurer true and full accounts of all receipts and disbursements, and shall render to the Board of Directors and the Chairman of the Board of Directors (if there be one) or the President, whenever they may require it, an account of all the transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President. The Treasurer shall, in general, perform all duties usually incident to the office of Treasurer.
Section 8.Assistant Treasurers. The assistant treasurers shall perform such of the duties and exercise such of the powers of the Treasurer as shall be assigned to them from time to time by the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President or the Treasurer, and shall perform such other duties as the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President shall from time to time prescribe.
Section 9.Compensation. The Board of Directors shall have power to fix the compensation of each officer, to decrease or increase such compensation, to prescribe the duties of such officer, to change the nature of such duties, or to remove such officer from office and elect or appoint the successor of such officer, in each case subject to the terms of any agreement between such officer and the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary, in any other capacity and receiving such compensation by reason of the fact that he or she is also a director of the Corporation.
Section 10.Resignation and Removal. Any officer may resign at any time in the same manner prescribed under Section 3 of Article III of these bylaws. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors.
Section 11.Vacancies. The Board of Directors shall have power to fill vacancies occurring in any office.

ARTICLE V
STOCK CERTIFICATES
Section 1.Registrars and Transfer Agents. Subject to the Articles of Incorporation of the Corporation, the Corporation may authorize the issue of some or all of the shares of any or all of the classes of its capital stock without certificates. If the Board of Directors wishes to authorize any certificated shares, it shall determine the form of and provide for the issue, registration and transfer of the stock certificates of the Corporation, and may appoint registrars and transfer agents, who may be natural persons or Corporations; provided, however, that the form of any such certificate must comply with Section 490.625 of the Iowa Business Corporation Act and, at minimum, state on its face (i) the name of the Corporation and that it is organized under the laws of the State of Iowa, (ii) the name of the shareholder to whom such certificate has been issued, and (iii) the number and class of shares and the designation of the series, if any, the certificate represents; provided, further, that if the Corporation issues uncertificated shares, then within a reasonable time after such issuance the Corporation must deliver to the applicable shareholder a written statement of the information required on certificates by Section 490.625 and, if applicable, Section 490.627 of the Iowa Business Corporation Act. The office of any transfer agent or registrar may be maintained within or without the State of Iowa.
Section 2.Signatures. Any stock certificates issued by the Corporation shall bear the signatures of the Chairman of the Board of Directors (if there be one) or the President or any Vice President and of the Secretary or any assistant secretary and such officers are hereby authorized and empowered to sign such certificates when the issuance thereof has been duly authorized by the Board of Directors; provided, however, that if certificates representing shares of any class or series of stock issued by the Corporation are countersigned by manual signature by a transfer agent, other than the Corporation or its employee, or registered by manual signature by a registrar, other than the Corporation or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any officer who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall cease to be such officer of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.
Section 3.Transfers. Transfers of shares shall be made on the books of the Corporation only by the registered owner thereof (or the legal representative of such owner, upon satisfactory proof of authority therefor), or by the attorney of such owner lawfully constituted in writing by documents filed with the Secretary or transfer agent of the Corporation, and only upon surrender of the certificate to be transferred, or delivery of an order of such owner if such shares are not represented by a certificate, and payment of applicable taxes with respect to such transfer, unless otherwise ordered by the Board of Directors.
Section 4.Lost or Destroyed Certificates. If applicable, any new certificates may be issued to replace lost, stolen or destroyed certificates, upon such terms and conditions as the Board of Directors may prescribe.

Section 5.Rights of Registered Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered or shown on its books as the owner of shares of its stock to receive dividends or any other distribution thereon, or to vote such shares, and to treat such person as the owner of such shares for all purposes and the Corporation shall not be bound to recognize any equitable or other claim to or interest in its shares on the part of any person other than the registered or record owner thereof, whether or not it shall have notice thereof.
ARTICLE VI
GENERAL PROVISIONS
Section 1.Instruments Affecting Real Estate. Deeds, mortgages and other instruments affecting real estate owned by the Corporation, the execution of which has been duly authorized by the Board of Directors, shall be signed on behalf of the Corporation by the Chairman of the Board of Directors (if there be one) or the President or any vice president and by the Secretary or any assistant secretary. Leases, contracts to purchase, and other instruments whereby the Corporation acquires, in the ordinary course of business, an interest in real estate owned by others may be executed on behalf of the Corporation by the Chairman of the Board of Directors (if there be one), the President or by any officer or employee of the Corporation thereunto authorized by the Chairman of the Board of Directors (if there be one) or the President, without obtaining specific authorization therefor from the Board of Directors.
Section 2.Other Instruments. Bonds, notes and other secured or unsecured obligations of the Corporation, when duly authorized by the Board of Directors, may be executed on behalf of the Corporation by the Chairman of the Board of Directors (if there be one) or the President or any vice president, or by any other officer or officers thereunto duly authorized by the Board of Directors and the signature of any such officer may, if the Board of Directors shall so determine, be a facsimile. Contracts and other instruments executed in the ordinary course of business may be signed on behalf of the Corporation by the Chairman of the Board of Directors (if there be one) or the President or by any officer or employee of the Corporation thereunto authorized by the Chairman of the Board of Directors (if there be one) or the President, without obtaining specific authorization therefor from the Board of Directors.
Section 3.Fiscal Year. The fiscal year of the Corporation shall be the calendar year.
Section 4.No Corporate Seal. The Corporation shall have no corporate seal.
Section 5.Stock in Other Corporations. Unless otherwise ordered by the Board of Directors, the Chairman of the Board of Directors (if there be one) or the President or any vice president of the Corporation (i) shall have full power and authority to act and vote, in the name and on behalf of this Corporation, at any meeting of shareholders of any Corporation in which this Corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and (ii) shall have full power and authority to execute, in the name and on behalf of this Corporation, proxies authorizing any suitable person or persons to act and to vote at any meeting of shareholders of any Corporation in which this Corporation may hold stock, and at any such meeting the person or persons so designated shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock.

Section 6.Inconsistent Provisions; Changes in Iowa Law. If any provision of these bylaws is or becomes inconsistent with any provision of the Articles or Certificate of Incorporation, the Iowa Business Corporation Act or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. If any of the provisions of the Iowa Business Corporation Act referred to above are modified or superseded, the references to those provisions is to be interpreted to refer to the provisions as so modified or superseded.
ARTICLE VII
AMENDMENTS
These bylaws may be altered, amended or repealed and new bylaws may be adopted by vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors or as otherwise provided herein.
Date of Adoption: August 7, 2025.

17